Exhibit 9

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.

November 7, 2005

CMA Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, NJ 08536

Ladies and Gentlemen:

        We have acted as counsel for CMA Multi-State Municipal Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the organization of CMA Florida Municipal Money Fund (the “Fund”), a series of the Trust. This opinion is being furnished in connection with the registration of an indefinite number of shares of beneficial interest, par value $0.10 per share, of the Fund (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Trust’s registration statement on Form N-2 (File No. 33-11882), as amended (the “Registration Statement”), under the Securities Act.

        As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended (the “Declaration”), the Establishment and Designation of Series establishing the Fund as a series of the Trust (the “Designation”), the By-Laws of the Trust, as amended (the “By-Laws”), and such other documents as we have deemed relevant to the matters referred to in this opinion.

        In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham McCutchen LLP rendered to the Trust.

        Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration, the Designation and the By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid and non-assessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP

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